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Exhibit 4.1

        VOID VOID VOID

NUMBER	SHARES
GS98	*1********* **1******** ***1******* ****1******

AKELA PHARMA INC.

INCORPORATED UNDER THE CANADA BUSINESS CORPORATIONS ACT

THIS CERTIFIES THAT

** SPECIMEN **

**SPECIMEN**1 Common Shares**CUSIP 00972X200**Certificate GS98**SPECIMEN**1 Common Shares**CUSIP 00972X200**Certificate GS98 **SPECIMEN**1 Common Shares**CUSIP 00972X200**Certificate GS98**SPECIMEN**1 Common Shares**CUSIP 00972X200**Certificate GS98**SPECIMEN**1 Common Shares**CUSIP 00972X200**Certificate GS98 **SPECIMEN**1 Common Shares**CUSIP 00972X200**Certificate GS98**SPECIMEN**1 Common Shares**CUSIP 00972X200**Certificate GS98**SPECIMEN**1 Common Shares**CUSIP 00972X200**Certificate GS98 **SPECIMEN**1 Common Shares**CUSIP 00972X200**Certificate GS98**SPECIMEN**1 Common Shares**CUSIP 00972X200**Certificate GS98**SPECIMEN**1 Common Shares**CUSIP 00972X200**Certificate GS98**SPECIMEN**1 Common Shares**CUSIP 00972X200**Certificate GS98**SPECIMEN**1 Common Shares**CUSIP

is the registered owner of	CUSIP: 00972X 20 0 ISIN: CA00972X2005

** ONE **

**SPECIMEN**1 Common Shares**CUSIP 00972X200**Certificate GS98**SPECIMEN**1 Common Shares**CUSIP 00972X200**Certificate GS98 **SPECIMEN**1 Common Shares**CUSIP 00972X200**Certificate GS98**SPECIMEN**1 Common Shares**CUSIP 00972X200**Certificate GS98**SPECIMEN**1 Common Shares**CUSIP 00972X200**Certificate GS98 **SPECIMEN**1 Common Shares**CUSIP 00972X200**Certificate GS98**SPECIMEN**1 Common Shares**CUSIP 00972X200**Certificate GS98**SPECIMEN**1 Common Shares**CUSIP 00972X200**Certificate GS98 **SPECIMEN**1 Common Shares**CUSIP 00972X200**Certificate GS98**SPECIMEN**1 Common

FULLY PAID AND NON-ASSESSABLE COMMON SHARES IN THE CAPITAL OF

AKELA PHARMA INC.

transferable only on the books of the Corporation by the registered holder in person or by duly authorized Attorney on surrender of this Certificate properly endorsed.

This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar of the Corporation.

IN WITNESS WHEREOF the Corporation has caused this Certificate to be signed by its duly authorized officers.

DATED: March 24, 2007	COUNTERSIGNED AND REGISTERED by
Equity Transfer & Trust Company, Toronto, Ontario, Canada as
Main Transfer Agent and Registrar
and
Registrar and Transfer Company, Cranford, NJ, USA as
Co-Transfer Agent
/s/ Halvor Jaeger Halvor Jaeger Chief Executive Officer	/s/ Andrew Reiter Andrew Reiter Chief Financial Officer
By:	AUTHORIZED OFFICER

The Shares represented by this Certificate are transferable at the offices of Equity Transfer & Trust Company, Toronto, Ontario, Canada, and at the offices of Registrar and Transfer Company, Cranford, NJ, USA.

SECURITY INSTRUCTIONS ON REVERSE    VOIR LES INSTRUCTIONS DE SÉCURITÉ AU VERSO

3090794

FOR VALUE RECEIVED,                                              hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL INSURANCE NUMBER OF TRANSFEREE

    /            /                        -                         /            /                         -                         /            /

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE)

Shares
of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney
to transfer the said Stock on the Books of the within named Corporation, with full power of substitution in the premises.

Dated

Signature:

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A SCHEDULE 1 CANADIAN CHARTERED BANK OR AN ELIGIBLE GUARANTOR INSTITUTION WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM.

Guaranteed by:

The class of shares represented by this certificate has rights, privileges, restrictions or conditions attached thereto and the Corporation will furnish a shareholder, on demand and without charge, with a full copy of the text of (i) rights, privileges, restrictions and conditions attached to each class authorized to be issued and to each series insofar as the same have been fixed by the directors, and (ii) the authority of the directors to fix the rights, privileges, restrictions and conditions of subsequent series.

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  Exhibit 4.1